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Exhibit 10.12

MANAGEMENT STOCKHOLDERS AGREEMENT

by and among

NOVEON HOLDINGS, INC.,
PMD INVESTORS I LLC,
PMD INVESTORS II LLC,
DLJMB FUNDING III, INC.,
DLJ OFFSHORE PARTNERS III, C.V.,
DLJ ESC II, L.P.,
DLJ MERCHANT BANKING PARTNERS III, L.P.,
DB CAPITAL/PMD INVESTORS, LLC

and

THE EXECUTIVES NAMED HEREIN

Dated as of October 31, 2001

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i

MANAGEMENT STOCKHOLDERS AGREEMENT

        MANAGEMENT STOCKHOLDERS AGREEMENT, dated as of October 31, 2001 (this "Agreement"), by and among Noveon Holdings, Inc., a Delaware corporation (the "Company"), PMD Investors I LLC, a Delaware limited liability company ("PMD I"), PMD Investors II LLC, a Delaware limited liability company ("PMD II", and collectively with PMD I, "AEA"), DLJMB Funding III, Inc., a Delaware corporation ("DLJMB III"), DLJ Offshore Partners III, C.V., a Netherlands Antilles entity ("DLJ Offshore"), DLJ ESC II, L.P., a Delaware limited partnership ("DLJ ESC"), DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("DLJ Banking" and, collectively with DLJMB III, DLJ Offshore, DLJ ESC, "DLJMB"), DB Capital/PMD Investors, LLC, a Delaware limited liability company ("DB" and, together with AEA and DLJMB, the "Investors") and each of the Persons listed in Schedule 1 hereto (each an "Executive" and together, the "Executives").

        A.    Noveon, Inc., a wholly owned Subsidiary of the Company, acquired the Performance Materials segment of The B.F. Goodrich Company on February 28, 2001;

        B.    Each Executive is purchasing Shares pursuant to a Subscription Agreement, dated the date hereof, and certain Executives have received options to purchase Shares ("Stock Option") pursuant to an employee stock option plan (the "Stock Option Plan"); and

        C.    The parties hereto desire to enter into this Agreement establishing and setting forth their agreements with respect to certain rights and obligations associated with ownership of Shares and pertaining to related matters.

        Accordingly, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.1.    Definitions.    Capitalized terms used herein are defined in Appendix A.

ARTICLE II
CORPORATE GOVERNANCE

        Section 2.1.    Voting of Shares.

          (a)      From and after the date hereof, each Executive Stockholder agrees to vote all Shares owned or controlled by him or her and take all other necessary or desirable actions within his or her control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to effectuate the provisions of this Agreement.

          (b)      From and after the date hereof, the Company agrees, and agrees to cause each of its Subsidiaries, to take all necessary or desirable actions within its control to effectuate the provisions of this Agreement.

          (c)      Each Executive Stockholder agrees to vote his or her Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company's certificate of incorporation and bylaws do not at any time conflict with any provision of this Agreement.

ARTICLE III
TRANSFER

        Section 3.1.    Transfer of Shares

          (a)      No Executive Stockholder shall Transfer any interest in any Shares except pursuant to an Exempt Transfer.

          (b)      Prior to making any Transfer of any Shares (other than in connection with a Public Sale or a Sale of the Company), the transferring Executive Stockholder shall deliver a written notice to the Company disclosing in reasonable detail the Shares to be Transferred and the Transferee thereof.

        Section 3.2.    Permitted Transfers.

          (a)      The restrictions contained in Section 3.1(a) shall not apply to any Transfer of Shares by any Executive Stockholder (i) to Permitted Transferees, (ii) in a sale to the public pursuant to an offering registered under the Securities Act, (iii) in a Sale of the Company, or (iv) to the Company pursuant to Section 3.5 or 3.6 (each of the foregoing an "Exempt Transfer").

          (b)      Except in connection with a sale to the public pursuant to an offering registered under the Securities Act or a Sale of the Company, any Transferee of Shares who is not an Executive shall upon consummation of, and as a condition to, such Transfer execute and deliver to the Company an agreement pursuant to which he or she agrees to be bound by the terms of this Agreement to the same extent as the Transferor of such Shares.

          (c)      Any Transfer or attempted Transfer of Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Shares as the owner of such Shares for any purpose.

          (d)      Each Executive Stockholder understands and agrees that the Shares purchased pursuant to his or her Subscription Agreement have not been registered under the Securities Act and are restricted securities under such Act and the rules and regulations promulgated thereunder. Each Executive Stockholder agrees that it shall not Transfer any Shares (or solicit any offers in respect of any Transfer of any Shares), except in compliance with the Securities Act, any other applicable securities or "blue sky" laws, and the terms and conditions of this Agreement.

        Section 3.3.    Legends.    The parties hereby acknowledge and agree that, so long as such restriction is applicable hereunder or by law, each of the certificates representing the Shares subject to this Agreement shall be subject to stop transfer instructions and shall include the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SHARES ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER AND TO CERTAIN VOTING AGREEMENTS AND OBLIGATIONS AS ARE SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 31, 2001, BY AND AMONG NOVEON HOLDINGS, INC., PMD INVESTORS I LLC, PMD INVESTORS II LLC, DLJMB FUNDING III, INC., DLJ OFFSHORE PARTNERS III, C.V., DLJ ESC II, L.P., DLJ MERCHANT BANKING PARTNERS III, L.P., DB CAPITAL/PMD INVESTORS LLC, AND CERTAIN OTHERS, INCLUDING, BUT NOT LIMITED TO, RESTRICTIONS ON THEIR SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING OBLIGATIONS TO EFFECT CERTAIN TRANSACTIONS. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF NOVEON HOLDINGS, INC.

    SUCH TRANSFER RESTRICTIONS AND VOTING OBLIGATIONS SHALL BE BINDING ON FUTURE TRANSFEREES AND HOLDERS.

        Section 3.4.    Sale of the Company.

          (a)      Upon the Board of Directors' approval of a Sale of the Company (an "Approved Sale"), each Executive Stockholder agrees to consent to and raise no objections to the Approved Sale. If the Approved Sale is structured as a merger or consolidation, each Executive Stockholder agrees to waive any dissenter rights, appraisal rights or similar rights in connection with such merger or consolidation on the terms and conditions approved by the Board of Directors. If the Approved Sale is structured as a sale of stock (whether by merger, consolidation, reorganization or otherwise), each Executive Stockholder agrees to sell (and shall have the right to sell) his or her Shares and rights to acquire Shares on the terms and conditions approved by the Board of Directors; provided, that the terms of any Sale of the Company shall be terms that (i) are identical for all holders of Shares (it being understood that no Executive Stockholder shall be required to enter into any non-competition, non-solicitation or similar agreement without his or her written consent), (ii) impose any escrow, indemnity or other similar obligations entered into in connection with such Sale of the Company ratably on the holders of Shares in accordance with their ownership of Shares, (iii) provide that any indemnity obligation of any Executive Stockholder shall not exceed the aggregate proceeds received (net of taxes) by such Executive Stockholder in the Sale of the Company, and (iv) other than acquisition advisory fees to be paid to the Investors or their Affiliates, do not provide for any control premium or other additional consideration to be paid to any holder of Shares that is not shared by all other holder of Shares ratably, based upon their ownership of Shares. If the Approved Sale is structured as a sale of assets, each of the Executive Stockholders agrees to take all actions within his or her control to cause a liquidation of the Company following the consummation of such Approved Sale on the terms and conditions approved by the Board of Directors.

          (b)      In the event of a sale or exchange by the holders of Shares of all or substantially all of the issued and outstanding Shares (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each holder of Shares shall receive consideration for the Shares held by such holder in the same proportion of the aggregate consideration from such sale or exchange that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such sale or exchange.

          (c)      The Company or the acquiring party, as the case may be, shall pay the costs of any sale of Shares pursuant to an Approved Sale.

        Section 3.5.    Certain Consequences of Termination of Executive's Employment or Competition.

          (a)      If at any time an Executive shall cease to be employed by the Company or any Subsidiary as a result of a Termination by the Company for Cause, or, if at any time, an Executive violates any non-compete, non solicitation or non-disparagement covenant with the Company or any Subsidiary, subject to the provisions of paragraph (e) of this Section 3.5, the Company shall have the right to purchase all but not less than all of the Shares owned by such Executive and such Executive's Permitted Transferees at a price equal to the lesser of (x) the Cost of the Shares and (y) the Fair Market Value per Share on the Applicable Valuation Date, multiplied, in each case, by the number of Shares to be purchased. In addition, any unexercised Stock Options will be cancelled.

          (b)      If at any time an Executive shall cease to be employed by the Company or any Subsidiary other than as a result of a Termination by the Company for Cause (or, in the case of an Executive who is a director only and not an employee of the Company, if that Executive ceases to be a director of the Company) and, subject to the provisions of paragraph (e) of this Section 3.5, the Company shall have the right to purchase all but not less than all the Shares owned by such Executive or such Executive's Permitted Transferees at a price equal to the greater of (x) the Cost of the Shares and (y) the Fair Market Value per Share on the Applicable Valuation Date, multiplied, in each case, by the number of Shares to be purchased.

          (c)      If, at any time after the Executive's termination of his employment by the Company, the Executive is in Competition (other than as provided in paragraph (a) of this Section 3.5), subject to the provisions of paragraph (e) of this Section 3.5, the Company shall have the right to purchase all but not less than all of the Shares held by such Executive and such Executive's Permitted Transferees at a price equal to the greater of (x) the Cost of the Shares and (y) the Fair Market Value per Share on the Applicable Valuation Date, multiplied, in each case, by the number of Shares to be purchased.

          (d)      If the Company desires to exercise its Call Option, it shall give written notice thereof (which shall disclose the Fair Market Value per Share as of the Applicable Valuation Date) (a "Call Option Notice") to the Executive and the Permitted Transferees of such Executive within 60 days of: (x) in the case of Shares that are Option Shares, the date that is six months following the later of (i) the Executive's termination of employment with the Company or any Subsidiary (or, in the case of an Executive who is a director only and not an employee of the Company, that Executive ceases to be a director) and (ii) the exercise of the Stock Option resulting in the issuance of the Option Shares with respect to which the Company desires to exercise the Call Option or (y) in the case of Shares that are not Option Shares, the occurrence of the event giving rise to such Call Option; provided that, if the event giving rise to the Call Option is the Executive's engagement in Competition, then the 60-day notice period referred to above shall begin to run on the six month anniversary of the date the Company obtains actual knowledge that such Executive was engaged in Competition and such Call Option shall expire if such notice is not given within such period. The Executive and the Permitted Transferees of such Executive shall deliver to the Company certificates representing the Shares, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the seventh day after the Call Option Notice has been given to the Executive, or at such other place and time and in such manner as may be mutually agreed to by the Executive and the Company. The proceeds from the purchase of the Call Option Shares pursuant to the Call Option shall be paid by check, which shall be delivered to the Executive at the closing of such purchase.

          (e)      Notwithstanding any other provision of this Section 3.5, a Call Option may not be exercised with respect to any Option Shares prior to the six month anniversary of the exercise of the Stock Option resulting in the issuance of the Option Shares subject to the Call Option.

        Section 3.6.    Executive Offer Proposal Rights.

          (a)      If an Executive's employment is terminated (or, in the case of an Executive who is a director only and not an employee of the Company, if that Executive ceases to be a director) on account of his death or Total Disability, then the Executive (or his or her personal representative as the case may be) shall have the right, subject to the last sentence of paragraph (b) of this Section 3.6, to offer to the Company the opportunity to purchase all but not less than all of the Shares of such Executive and the Permitted Transferees of such Executive (collectively the "Offering Executive"), the number of Shares being proposed for purchase by the Company being herein referred to as the "Offered Shares". The price which the Company shall pay the Executive (or his or her personal representative, as the case may be) and such Executive's Permitted Transferees for such Offered Shares shall equal the Fair Market Value per Share at the Applicable Valuation Date, multiplied by the number of Offered Shares. For purposes of this Agreement, Fair

  Market Value per Share on any Applicable Valuation Date shall be deemed to be the Fair Market Value per Share as calculated on the immediately prior Applicable Valuation Date, provided that such prior Applicable Valuation Date was no more than three months prior to the current Applicable Valuation Date.

          (b)      If an Offering Executive desires to make an offer pursuant to this Section 3.6, such Offering Executive shall give written notice thereof (an "Offer Proposal Notice") to the Company within seven months of death or Total Disability; provided that the right to make such an offer shall expire if such Offer Proposal Notice is not furnished to the Company within such period. Subject to the provisions of paragraph (d) of this Section 3.6, within fifteen (15) days following receipt of such Offer Proposal Notice, the Company will furnish written notice to the Offering Executive (the "Offer Price Notice") advising the Offering Executive of the price to be paid for the Offered Shares. Within seven (7) days following the receipt of an Offer Price Notice, the Offering Executive may confirm his or her offer to sell the Offered Shares by sending written notice of the Offering Executive's election to do so. If the Offering Executive does not so elect in writing to sell such Offered Shares within the said seven (7) day period, the Offer Price Notice will expire.

          (c)      If an Offering Executive confirms his or her offer, the Company shall purchase all of the Offered Shares at the price set forth in the Offer Price Notice. The purchase price due therefore shall be paid 60 days after the Offer Proposal Notice by check delivered to the Executive.

          (d)      Notwithstanding the foregoing, the Company shall not be required to purchase any Offered Shares if such purchase is not permitted by any loan or debt agreement to which the Company or any of its Subsidiaries may be a party, or by which any of them may be bound, from time to time, or the provisions of any applicable law. If the restrictions or purchase referred to in the prior sentence cease to be applicable, the Company shall promptly provide such Offering Executive who had previously provided an Offer Proposal Notice which was not fully satisfied written notice thereof, whereupon the Offering Executive shall, for a period of 60 days following the receipt of such notice, have the right to reinstate the Offer Proposal Notice and if not so reinstated, it will terminate.

        Section 3.7.    Termination of Restrictions.    Unless the Company otherwise consents in writing (which consent will be determined by the Board of Directors and which consent may be given to one Executive Stockholder and not another), the rights, obligations and restrictions set forth in Sections 3.1, 3.2 and 3.3 shall continue with respect to each Share held by an Executive Stockholder until the earlier of (i) the consummation of a Sale of the Company, (ii) the second anniversary of the consummation of the IPO, or (iii) the tenth anniversary of this Agreement. The rights, obligations and restrictions set forth in Sections 3.4 and 3.5 and 3.6 shall continue with respect to each Share held by an Executive Stockholder until the earlier of (i) the consummation of a Sale of the Company or (ii) the IPO.

        Section 3.8.    Holdback Agreement.    Without limiting any other provision of this Agreement, if requested in writing by the managing underwriters, if any, of any registration of Shares pursuant to the Securities Act, each Executive Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the time period reasonably requested by the managing underwriters, which period shall commence not more than fourteen days prior to, nor terminate more than 180 days after, the effective date of any underwritten registration of the Company's securities.

ARTICLE IV
MISCELLANEOUS

        Section 4.1.    Representations and Warranties of the Company.    The Company hereby represents and warrants to the other parties hereto, as of the date hereof and as of the Closing, as follows:

        The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

        Section 4.2.    Representations and Warranties of the Investors.    Each Investor hereby represents and warrants for itself only to the other parties hereto, as of the date hereof and as of the Closing, as follows:

        Such Investor has all requisite limited liability company or corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company, or corporate or other organizational action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, such Investor in connection with the execution and delivery by such Investor of this Agreement or the consummation by such Investor of the transactions contemplated by this Agreement. The execution and delivery by such Investor of this Agreement and the consummation by such Investors of the transactions contemplated hereby does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to such Investor or any material agreement to which such Investor is a party.

        Section 4.3.    Representations and Warranties of Executives.    Each Executive for him or herself severally and not jointly hereby represents and warrants to the other parties, as of the date hereof and as of the Closing, as follows:

        The Executive has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Executive and constitutes a valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Executive in connection with the execution and delivery of this Agreement by the Executive or the consummation by the Executive of the transactions contemplated hereby. The execution and delivery by the Executive of this Agreement and the consummation by the Executive of the transactions contemplated hereby does not conflict with, or result in a breach of, any law or regulations of any governmental authority applicable to the Executive or any material agreement to which the Executive is a party.

ARTICLE V
GENERAL PROVISIONS

        Section 5.1.    Notices.    Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        If to the Company:

  Noveon Holdings, Inc.
  9911 Brecksville Road
  Cleveland, OH 44141-3247
  Attn: Christopher Clegg, Esq.
  Facsimile: (216) 447-5730

        With a copy to:

  Fried, Frank, Harris, Shriver & Jacobson
  New York, New York 10004
  Attn: Christopher Ewan
  Facsimile: (212) 859-4000

        If to AEA:

  AEA Investors Inc.
  65 East 55th Street
  New York, NY 10022
  Attn: Christine J. Smith, Esq.
  Facsimile: (212) 888-1459

        If to DLJMB:

  DLJMB Funding III, Inc.
  DLJ Offshore Partners III, C.V.
  DLJ ESC II, L.P.
  DLJ Merchant Banking Partners III, L.P.
  c/o DLJ Merchant Banking Partners
  277 Park Avenue
  New York, NY 10172
  Attn: Ivy Dodes
  Fax: 212-892-0295

        With a copy to:

  Davis Polk & Wardwell
  450 Lexington Avenue
  New York, NY 10017
  Attn: Nancy L. Sanborn
  Fax: 212-450-3800

        If to DB:

  DB Capital/PMD Investors, LLC
  130 Liberty Street
  25th Floor
  New York, New York 10006
  Attn: William J. Lovejoy
  Facsimile: (212) 250-7651

        With a copy to:

  White & Case LLP
  1155 Avenue of the Americas
  New York, New York 10036
  Attn: S. Ward Atterbury
  Facsimile: (212) 354-8113

  If to the Executive: at the address
  set forth below such Executive's
  name on the signature page hereto

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

        Section 5.2.    Assignment; Binding Effect; Benefit.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except pursuant to a Transfer permitted pursuant hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 5.3.    Entire Agreement.    This Agreement, the Subscription Agreements and the Stock Option Plan, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral and written) among the parties with respect thereto.

        Section 5.4.    Amendment.    This Agreement may be amended by the parties hereto at any time, provided that no amendment shall be made which by law requires the further approval of stockholders of the Company without obtaining such further approval. This Agreement may not be amended or modified except by an instrument signed by or on behalf of the Company, AEA (or if AEA has distributed to its Affiliates (or disposed of in a similar transaction) its Shares, holders of such disposed Shares representing a majority of the Shares held by AEA and such Affiliates), DLJMB (or if DLJMB has Transferred Shares to Affiliates, holders of shares representing a majority of the Shares held by DLJMB and such Affiliates) and the holders of a majority of the Shares held by DB (or if DB has transferred Shares to Affiliates, holders of shares representing a majority of the Shares held by DB and such Affiliates).

        Section 5.5.    Governing Law    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Borough of Manhattan in New York City in the State of New York and of the United States of America each located in the State of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such New York courts and agrees not to plead or claim that such litigation brought in any such New York court has been brought in an inconvenient forum.

        Section 5.6.    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

        Section 5.7.    Headings.    Headings of the Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

        Section 5.8.    Interpretation.    In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, "including" shall mean including, without limitation, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        Section 5.9.    Severability.    Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 5.10.    Enforcement of Agreement.    The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York court, this being in addition to any other remedy to which they may be entitled at law or in equity.

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

NOVEON HOLDINGS, INC.
By:	/s/ CHRISTOPHER R. CLEGG
Name:	Christopher R. Clegg
Title:	Senior Vice President
PMD INVESTORS I LLC
By:	PMD Investors I LP
By:	AEA PMD Investors Inc., its general partner
By:	/s/ CHRISTINE J. SMITH
Name:	Christine J. Smith
Title:	Vice President
PMD INVESTORS II LLC
By:	PMD Investors II LP
By:	AEA PMD Investors Inc., its general partner
By:	/s/ CHRISTINE J. SMITH
Name:	Christine J. Smith
Title:	Vice President
DLJMB FUNDING III, INC.
By:	/s/ MICHAEL ISIKOW
Name:	Michael Isikow
Title:	Attorney-in-fact
DLJ OFFSHORE PARTNERS III, C.V.
By:	/s/ MICHAEL ISIKOW
Name:	Michael Isikow
Title:	Attorney-in-fact

DLJ ESC II, L.P.
By:	/s/ MICHAEL ISIKOW
Name:	Michael Isikow
Title:	Principal
DLJ MERCHANT BANKING PARTNERS, L.P.
By:	/s/ MICHAEL ISIKOW
Name:	Michael Isikow
Title:	Principal
THE DB CAPITAL/PMD INVESTORS, LLC
By:	the DB CAPITAL INVESTORS, L.P., its Managing Member
By:	the DB CAPITAL PARTNERS, L.P., its General Partner
By:	the DB CAPITAL PARTNERS, INC., its General Partner
By:	/s/ DAVID W. SHORROCK
Name:	David W. Shorrock
Title:	Vice President

EXECUTIVE
/s/ ANDREW L. AUVIL Name: Andrew L. Auvil
Address for Notice:	9950 Gatewood Drive Brecksville, OH 44141
EXECUTIVE
/s/ ALBERT BRIGHTWELL JR. Name: Albert Brightwell, Jr.
Address for Notice:	476 Long Pointe Drive Avon Lake, OH 44012
EXECUTIVE
/s/ JOHN N. CARBONE Name: John N. Carbone
Address for Notice:	29855 Sequoia Trail Westlake, OH 44145
EXECUTIVE
/s/ JIUN-MING CHEN Name: Jiun-Ming Chen
Address for Notice:	36H1, Beverly Hill, 6 Broadwood Road Hong Kong

EXECUTIVE
/s/ CHRISTOPHER R. CLEGG Name: Christopher R. Clegg
Address for Notice:	48 Cohasset Drive Hudson, OH 44236
EXECUTIVE
/s/ SARAH R. COFFIN Name: Sarah R. Coffin
Address for Notice:	7650 Yennicook Way Hudson, OH 44236
EXECUTIVE
/s/ STEVEN J. DEMETRIOU Name: Steven J. Demetriou
Address for Notice:	9911 Brecksville Road Brecksville, OH 44141
EXECUTIVE
/s/ T. J. DERMOT DUNPHY Name: T. J. Dermot Dunphy
Address for Notice:	P.O. Box 669 Far Hills, NJ 07931

EXECUTIVE
/s/ MICHAEL D. FRIDAY Name: Michael D. Friday
Address for Notice:	3785 Fairway Park Drive Apartment 207 Copley, OH 44321
EXECUTIVE
/s/ THOMAS M. HOLLERAN, TRUSTEE Name: Thomas M. Holleran, Trustee under Trust dated March 2, 2000
Address for Notice:	14360 Crestview Drive Novelty, OH 44072
EXECUTIVE
/s/ ANDREW T. KUKIC Name: Andrew T. Kukic
Address for Notice:	31758 Bayview Drive Avon Lake, OH 44012
EXECUTIVE
/s/ SCOTT MCKINLEY Name: Scott McKinley
Address for Notice:	5839 Alisa Court Hudson, OH 44236

EXECUTIVE
/s/ PATRICIA A. LICHTENBERGER Name: Patricia A. Lichtenberger, Trustee of the H. William Lichtenberger Flint™ Trust dated July 20, 2001
Address for Notice:	12456 Harbour Ridge Blvd. Palm City, FL 34990
EXECUTIVE
/s/ PATRICK G. POTY Name: Patrick G. Poty
Address for Notice:	Route de L'etat, 316 B1380 Lasne Belgium
EXECUTIVE
/s/ SANDRA P. SARNI Name: Sandra P. Sarni
Address for Notice:	Post Office Box 84 Country Club Road Edge of the Hill Rector, PA 15677
EXECUTIVE
/s/ WILLIAM B. SEDLACEK Name: William B. Sedlacek
Address for Notice:	7652 N. Mannheim Court Hudson, OH 44236

EXECUTIVE
/s/ KUMAR SHAH Name: Kumar Shah
Address for Notice:	43 Barrington Road Ridgewood, NJ 07450
EXECUTIVE
/s/ SEAN M. STACK Name: Sean M. Stack
Address for Notice:	17626 Berwyn Road Shaker Heights, OH 44120
EXECUTIVE
/s/ JULIAN M. STEINBERG Name: Julian M. Steinberg
Address for Notice:	2564 Linville Court, S.E. Grand Rapids, MI 49546
EXECUTIVE
/s/ AUGUSTINUS H. VERSCHUUREN Name: Augustinus H. Verschuuren
Address for Notice:	171 Newport Drive Boardman, OH 44512

EXECUTIVE
/s/ KENNETH J. WILLINGS Name: Kenneth J. Willings
Address for Notice:	4105 Chesterland Stow, OH 44224

Appendix A

        "Affiliate": of any Person, means any other Person controlling, controlled by or under common control with such Person. With respect to AEA, DLJMB and DB, the term Affiliate shall include (i) any officer, director, employee, participant, stockholder, member or partner of such Person, (ii) any participant, stockholder, member, partner, heir, executor, administrator, testamentary trustees, legatees or beneficiaries of any such participant, stockholder, member or partner, (iii) any trust the beneficiaries of which or any corporation, limited liability company or partnership, the stockholders, members or partners of which include only the Persons referred to in clauses (i) and (ii), their spouses or their lineal descendants and (iv) a voting trustee for one or more of the Persons referred to in clauses (i) and (ii) under the terms of a voting trust designed to conform with the requirements of the insurance laws of the State of New York. As used herein, "control", when used with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract (including arrangements pursuant to an investment management or investment advisory agreement) or otherwise; and the terms "controlling", "controlled" and "under common control with" shall have meanings correlative with the foregoing.

        "AEA": as defined in the preamble to this Agreement.

        "Agreement": as defined in the preamble to this Agreement.

        "Applicable Valuation Date": the date of a Call Option Notice, or the date of an Offer Proposal Notice, as the case may be.

        "Approved Sale": as defined in Section 3.4.

        "Board of Directors": the board of directors of the Company.

        "Call Option": the rights of the Company set forth under Section 3.5.

        "Call Option Notice": as defined in Section 3.5(d).

        "Call Option Shares": shall mean all Option Shares held by an Executive Stockholder.

        "Commission": the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

        "Common Stock": the common stock of the Company (all classes) now or hereafter authorized to be issued, whether voting or non-voting and any securities issued as a dividend on or other distribution with respect to or in exchange, replacement or in subdivision of, any such common stock.

        "Company": as defined in the preamble to this Agreement.

        "Competition": by an Executive means, anywhere in the world, directly or indirectly (a) engaging in for the Executive's own account, (b) entering the employ of, or rendering any services to any Person engaged in, or (c) obtaining a pecuniary interest in any Person in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, engaged in, any business which is competitive with the business (or any part thereof) conducted by the Company, its Subsidiaries or its Affiliates; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 3% or more of any class of securities of such entity; provided, further, however, that with respect to any Executive who has an employment agreement with the Company or any Subsidiary which defines a non-competition period, the activities which are prohibited during such period shall constitute Competition for purposes of such Executive.

        "Convertible Security": any security of the Company (other than a Stock Option) convertible into Shares of Common Stock of the Company.

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        "Cost of the Shares": in the case of Shares other than Option Shares, an amount equal to the aggregate purchase price paid by the Executive for such Shares pursuant to his or her Subscription Agreement, divided by the number of such Shares purchased by the Executive, and, in the case of Option Shares, the exercise price per Option Share paid therefor by the Executives.

        "Executive": as defined in the preamble to this Agreement.

        "Executive Offer Proposal Notice": as defined in Section 3.6(b).

        "Executive Stockholders": the Executives signatories hereto, any other employee of the Company or any Subsidiary that may become a party hereto from time to time and the Permitted Transferees of each of them.

        "Fair Market Value per Share": the quotient of (i) the estimated realizable sales price of the Company's equity in its entirety in a sale to an Independent Third Party at the Applicable Valuation Date, as determined by the Board of Directors in good faith, plus the aggregate sum of the exercise price of all issued and outstanding Stock Options on the Applicable Valuation Date, and (ii) the number of Shares of Common Stock outstanding on a fully diluted basis (assuming full exercise of all issued and outstanding Stock Options and the conversion of all issued and outstanding Convertible Securities). If the Fair Market Value per Share (without giving effect to the exercise of any Stock Option or the conversion of any Convertible Security) is less than the exercise price of such Stock Option and/or less than the conversion price of any Convertible Security, then such Stock Option and/or such Convertible Security, as the case may be, shall be excluded from the calculation in both clauses (i) and (ii) for purposes of determining Fair Market Value per Share.

        "Independent Third Party": means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Person.

        "Investors": as defined in the preamble.

        "IPO": an initial underwritten public offering of Shares registered under the Securities Act, whether for the sale of Shares by the Company or by stockholders of the Company.

        "Offered Shares": as defined in Section 3.6 (a).

        "Offer Proposal Notice": as defined in Section 3.6 (b).

        "Offer Price Notice": as defined in Section 3.6 (b).

        "Offering Executive": as defined in Section 3.6(a).

        "Option Shares": Shares received upon exercise of Stock Options.

        "Permitted Transferee": of any Person means (1) a spouse or any lineal ancestor or descendant; or (2) the trustee or trustees of a trust or trusts at any time established for the exclusive benefit of that Person or the spouse or any lineal ancestor or descendant of that Person, provided that each and every trustee who may vote any Shares shall be the Transferring Executive or a Person referred to in this definition or a bank or trust company.

        "Person": any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

        "Public Sale": means any sale of Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

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        "Rule 144": means Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission.

        "Sale of the Company": means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) more than 50% of the capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation, sale, transfer or exchange of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

        "Securities Act": the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

        "Securities Exchange Act": the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

        "Shares": shares of Common Stock.

        "Stock Option": as defined in the preamble.

        "Stock Option Plan": as defined in the preamble.

        "Subsidiary": of any Person shall mean any corporation or other legal entity of which such Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Termination by the Company for Cause": means termination by the Company or any of its Subsidiaries of the Executive's employment for: (i) misappropriation of any significant monies or significant assets or properties of the Company or any subsidiary, (ii) commission of a felony or a crime involving moral turpitude, (iii) substantial and repeated failure to comply with directions of the Chief Executive Officer of the Company or other superior of the Executive, the board of directors of the Company or any of its subsidiaries or affiliates, (iv) gross negligence or willful misconduct, (v) chronic alcoholism or drug addiction together with Executive's refusal to cooperate with or participate in counseling and/or treatment of same or (vi) any willful action or inaction of the Executive which, in the reasonable opinion of the Board of Directors, constitutes dereliction (willful neglect or willful abandonment of assigned duties), or a material breach of Company or subsidiary policy or rules which, if susceptible to cure, is not cured by the Executive within five (5) days following the Executive's receipt of written notice from the Company advising the Executive with reasonable specificity as to the action or inaction viewed by the Company or subsidiary to be dereliction or a material breach of Company or subsidiary policy or rules; provided, however, that with respect to any Executive who has an employment agreement with the Company or any subsidiary this definition shall be replaced by any corresponding definition in such employment agreement with respect to such Executive.

        "Total Disability": The Executive's inability, because of illness, injury or other physical or mental incapacity, to perform the services for the Company or its subsidiaries required of such Executive (as determined by the Board of Directors in good faith) for a continuous period of one hundred eighty (180) consecutive days; provided, however, that with respect to any Executive who has an employment agreement with the Company or any Subsidiary this definition shall be replaced by any corresponding definition in such employment agreement with respect to such Executive.

        "Transfer": any sale, transfer, assignment, grant of a participation in, gift, hypothecation, encumbrance, pledge or other disposition of any securities or any interests therein. The terms Transferee and Transferor shall have correlative meanings.

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SCHEDULE 1

TO

MANAGEMENT STOCKHOLDERS AGREEMENT

EXECUTIVES

Andrew L. Auvil
Albert Brightwell, Jr.
John N. Carbone
Jiun-Ming Chen
Christopher R. Clegg
Sarah R. Coffin
Steven J. Demetriou
T. J. Dermot Dunphy
Michael D. Friday
Thomas M. Holleran, Trustee under Trust dated March 2, 2000
Andrew T. Kukic
H. William Lichtenberger Flint™ Trust dated July 20, 2001
Scott McKinley
Patrick G. Poty
Sandra P. Sarni
William B. Sedlacek
Kumar Shah
Sean M. Stack
Julian M. Steinberg
Augustinus H. Verschuuren
Kenneth J. Willings

1

QuickLinks

  Exhibit 10.12
MANAGEMENT STOCKHOLDERS AGREEMENT
TABLE OF CONTENTS
MANAGEMENT STOCKHOLDERS AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II CORPORATE GOVERNANCE
ARTICLE III TRANSFER
ARTICLE IV MISCELLANEOUS
ARTICLE V GENERAL PROVISIONS
Appendix A
SCHEDULE 1 TO MANAGEMENT STOCKHOLDERS AGREEMENT